UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2007

Perini Corporation

(Exact name of registrant as specified in its charter)

____________________

Massachusetts (State or other jurisdiction of incorporation or organization)	1-6314 (Commission file number)	04-1717070 (I.R.S. Employer Identification No.)

73 Mt. Wayte Avenue, Framingham, MA 01701

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (508) 628-2000

None

(Former name or former address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[	] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[	] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[	] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[	] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2007, Perini Corporation (the “Company”) appointed Kenneth R. Burk as Senior Vice President and Chief Financial Officer of the Company, effective September 12, 2007. Mr. Burk is 47 years old.

From February, 2001 until July, 2007, Mr. Burk served as the President and Chief Executive Officer of Union Switch and Signal, Inc., a provider of technology services, control systems and specialty rail components for the rail transportation industry. From 1999 until 2000, Mr. Burk served as Executive Vice President and Chief Operating Officer of Railworks Corporation, a provider of services and supplies to the rail transportation industry. From 1994 to 1999, Mr. Burk served as Senior Vice President and Chief Financial Officer of Dick Corporation, a Pittsburgh, Pennsylvania-based engineering and construction firm.

In conjunction with this appointment, Mr. Burk was granted restricted stock units representing 50,000 shares of the Company’s common stock. Of these restricted stock units granted, 25,000 will vest on January 5, 2008 and the remainder will vest on January 5, 2009. Vesting is contingent upon Mr. Burk’s continued employment through those respective dates.

Mr. Burk replaces Michael E. Ciskey, who previously served as the Company’s Vice President and Chief Financial Officer. Mr. Ciskey will assume the position of Senior Vice President of Perini Civil Construction, the Company’s civil construction operation headquartered in Peekskill, New York.

A copy of the press release announcing the appointment of Mr. Burk as Senior Vice President and Chief Financial Officer is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Exhibits.

99.1	Press Release of Perini Corporation dated September 12, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

Dated: September 13, 2007	Perini Corporation By: /s/Kenneth R. Burk
Kenneth R. Burk Senior Vice President and Chief Financial Officer